XCL LTD.

                         the Issuer

                             and

                     FLEET NATIONAL BANK,

                         as Trustee




                         INDENTURE

                 Dated as of May 20, 1997




                        $75,000,000

     13.50% Senior Secured Notes due May 1, 2004, Series A

     13.50% Senior Secured Notes due May 1, 2004, Series B

                    CROSS-REFERENCE TABLE


TIA                                       Indenture
Section                                    Section


310(a)(1)                                   7.10
   (a)(2)                                   7.10, 7.10
   (a)(3)                                   N.A.
   (a)(4)                                   N.A.
   (a)(5)                                   7.08, 7.10
   (b)                                      7.08, 7.10
                                            11.02
   (c)                                      N.A.

311(a)                                      7.11
   (b)                                      7.11
   (c)                                      N.A.

312(a)                                      2.05
   (b)                                      10.03
   (c)                                      10.03

313(a)                                      7.06
   (b)(1)                                   N.A.
   (b)(2)                                   7.06
   (c)                                      7.06, 10.02
   (d)                                      7.06

314(a)                                      4.07, 4.08
                                            10.02
   (b)                                      11.02
   (c)(1)                                   10.04
   (c)(2)                                   10.04
   (c)(3)                                   N.A.
   (d)                                      11.04
   (e)                                      10.05
   (f)                                      N.A.

315(a)                                      7.01(b)
   (b)                                      7.05, 10.02
   (c)                                      7.01(a)
   (d)                                      7.01(c)
   (e)                                      6.11

316(a) (last sentence)                      2.09
   (a)(1)(A)                                6.05
   (a)(1)(B)                                6.04
   (a)(2)                                   N.A.
   (b)                                      6.07
   (c)                                      9.04

317(a)(1)                                   6.08
   (a)(2)                                   6.09
   (b)                                      2.04

318(a)                                      10.01
   (c)                                      10.01

----------------

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                     TABLE OF CONTENTS

                                                             Page
                                                             ----
ARTICLE ONE
     DEFINITIONS AND INCORPORATION BY REFERENCE
               Definitions                                      1
               Section 1.02     Incorporation by Reference
                                  of TIA                       27
               Section 1.03     Rules of Construction          27

ARTICLE TWO
     THE NOTES
               Section 2.01     Form and Dating                28
               Section 2.02     Execution and Authentication;
                                 Aggregate Principal Amount    30
               Section 2.03     Registrar and Paying Agent     31
               Section 2.04     Paying Agent To Hold Assets
                                 in Trust                      31
               Section 2.05     Holder Lists                   32
               Section 2.06     Transfer and Exchange          32
               Section 2.07     Replacement Notes              32
               Section 2.08     Outstanding Notes              33
               Section 2.09     Treasury Notes                 33
               Section 2.10     Temporary Notes                33
               Section 2.11     Cancellation                   34
               Section 2.12     Defaulted Interest.            34
               Section 2.13     CUSIP Numbers.                 35
               Section 2.14     Deposit of Monies              35
               Section 2.15     Restrictive Legends            35
               Section 2.16     Book-Entry Provisions for
                                 Global Security               37
               Section 2.17     Special Transfer Provisions    38
               Section 2.18     Additional Interest Under
                                 Registration Rights Agreement 41

ARTICLE THREE
     REDEMPTION
               Section 3.01     Notices to Trustee             41
               Section 3.02     Selection of Notes To Be
                                 Redeemed                      41
               Section 3.03     Optional Redemption            41
               Section 3.04     Mandatory Redemption.          42
               Section 3.05     Notice of Redemption.          42
               Section 3.06     Effect of Notice of Redemption 43
               Section 3.07     Deposit of Redemption Price    44
               Section 3.08     Notes Redeemed in Part         44

ARTICLE FOUR
     COVENANTS
               Section 4.01     Payment of Notes               44
               Section 4.02     Maintenance of Office or
                                 Agency                        45
               Section 4.03     Corporate Existence            45
               Section 4.04     Payment of Taxes and Other
                                 Claims                        45
               Section 4.05     Maintenance of Properties and
                                 Insurance                     45
               Section 4.06     Compliance Certificate; Notice
                                 of Default                    46
               Section 4.07     Compliance with Laws           47
               Section 4.08     Reports to Holders             47
               Section 4.09     Waiver of Stay, Extension or
                                 Usury Laws                    47
               Section 4.10     Limitation on Restricted
                                 Payments                      47
               Section 4.11     Limitation on Transactions with
                                 Affiliates                    50
               Section 4.12     Limitation on Incurrence of
                                  Additional Indebtedness      51
               Section 4.13     Limitation on Dividend and
                                 Other Payment Restrictions
                                 Affecting Restricted
                                 Subsidiaries                  52
               Section 4.14     Limitation on Restricted and
                                 Unrestricted Subsidiaries     52
               Section 4.15     Change of Control              54
               Section 4.16     Limitation on Asset Sales      56
               Section 4.17     Limitation on Capital Stock of
                                 Restricted Subsidiaries       59
               Section 4.18     Limitations on Liens           59
               Section 4.19     Limitation on Conduct of
                                 Business                      59
               Section 4.20     Additional Subsidiary
                                 Guarantees.                   60
               Section 4.21     Payment of Existing Secured
                                 Debt.                         60

ARTICLE FIVE
     SUCCESSOR CORPORATION
               Section 5.01     Merger, Consolidation and Sale
                                 of Assets                     60
               Section 5.02     Successor Corporation
                                 Substituted                   62

ARTICLE SIX
     REMEDIES
               Section 6.01     Events of Default              62
               Section 6.02     Acceleration                   64
               Section 6.03     Other Remedies                 65
               Section 6.04     Waiver of Past Defaults        65
               Section 6.05     Control by Majority            65
               Section 6.06     Limitation on Suits            66
               Section 6.07     Right of Holders to Receive
                                 Payment                       66
               Section 6.08     Collection Suit by Trustee     66
               Section 6.09     Trustee May File Proofs of
                                 Claim                         66
               Section 6.10     Priorities                     67
               Section 6.11     Undertaking for Costs          67
               Section 6.12     Restoration of Rights and
                                 Remedies                      68

ARTICLE SEVEN
     TRUSTEE
               Section 7.01     Duties of Trustee              68
               Section 7.02     Rights of Trustee              69
               Section 7.03     Individual Rights of Trustee   70
               Section 7.04     Trustee's Disclaimer           70
               Section 7.05     Notice of Default              70
               Section 7.06     Reports by Trustee to Holders  71
               Section 7.07     Compensation and Indemnity     71
               Section 7.08     Replacement of Trustee         72
               Section 7.09     Successor Trustee by Merger,
                                 Etc.                          73
               Section 7.10     Eligibility; Disqualification  73
               Section 7.11     Preferential Collection of
                                 Claims Against Company        73

ARTICLE EIGHT
     DISCHARGE OF INDENTURE; DEFEASANCE
               Section 8.01     Termination of Company's
                                 Obligations                   74
               Section 8.02     Application of Trust Money     76
               Section 8.03     Repayment to the Company       76
               Section 8.04     Reinstatement                  76
               Section 8.05     Acknowledgment of Discharge by
                                 Trustee                       77

ARTICLE NINE
     MODIFICATION OF THE INDENTURE
               Section 9.01     Without Consent of Holders     77
               Section 9.02     With Consent of Holders        78
               Section 9.03     Compliance with TIA            78
               Section 9.04     Revocation and Effect of
                                 Consents                      78
               Section 9.05     Notation on or Exchange of
                                 Notes                         79
               Section 9.06     Trustee                        79

ARTICLE TEN
     MISCELLANEOUS
               Section 10.01     TIA Controls                  80
               Section 10.02     Notices                       80
               Section 10.03     Communications by Holders
                                  with Other Holders           81
               Section 10.04     Certificate and Opinion as to
                                  Conditions Precedent         81
               Section 10.05     Statements Required in
                                  Certificate or Opinion       82
               Section 10.06     Rules by Trustee, Paying
                                  Agent, Registrar             82
               Section 10.07     Legal Holidays                82
               Section 10.08     Governing Law                 83
               Section 10.09     No Adverse Interpretation of
                                  Other Agreements.            83
               Section 10.10     No Personal Liability         83
               Section 10.11     Successors                    83
               Section 10.12     Duplicate Originals           83
               Section 10.13     Severability                  83
               Section 10.14     Independence of Covenants     84

ARTICLE ELEVEN
     SECURITY
               Section 11.01     Grant of Security Interest.   84
               Section 11.02     Execution of Intercreditor
                                  Agreement.                   84
               Section 11.03     Recording and Opinions        84
               Section 11.04     Release of Collateral.        85
               Section 11.05     Specified Releases of
                                  Collateral                   86
               Section 11.06     Form and Sufficiency of
                                  Release                      87
               Section 11.07     Purchase Protected            87
               Section 11.08     Authorization of Actions To
                                  Be Taken by the Trustee Under
                                  the Security Documents       88
               Section 11.09     Authorization of Receipt of
                                  Funds by the Trustee Under
                                  the                          88
               Section 11.10     Collateral Account            88

ARTICLE TWELVE
     GUARANTEE
               Section 12.01     Unconditional Guarantee      89
               Section 12.02     Limitations on Subsidiary
                                  Guarantees                  90
               Section 12.03     Execution and Delivery of
                                  Subsidiary Guarantee        90
               Section 12.04     Release of a Subsidiary
                                  Guarantor.                  91
               Section 12.05     Waiver of Subrogation        92
               Section 12.06     Immediate Payment            92
               Section 12.07     No Set-Off                   92
               Section 12.08     Obligations Absolute.        93
               Section 12.09     Obligations Continuing.      93
               Section 12.10     Obligations Not Reduced.     93
               Section 12.11     Obligations Reinstated.      93
               Section 12.12     Obligations Not Affected.    94
               Section 12.13     Waiver.                      95
               Section 12.14     No Obligation To Take Action
                                  Against the Company.        95
               Section 12.15     Dealing with the Company and
                                  Others.                     95
               Section 12.16     Default and Enforcement.     96
               Section 12.17     Amendment, Etc.              96

          Section 12.18     Acknowledgment.
          Section 12.19     Costs and Expenses.               96
          Section 12.20     No Merger or Waiver; Cumulative
                             Remedies.                        97
          Section 12.21     Survival of Obligations.          97
          Section 12.22     Subsidiary Guarantee in Addition
                             to Other Obligations.            97
          Section 12.23     Severability.                     97
          Section 12.24     Successors and Assigns.           97

SIGNATURES                                                    96

EXHIBITS

Exhibit A - Initial Note
Exhibit B - Exchange Note
Exhibit C - Pledge Agreement
Exhibit D - Certificate re transfer to Institutional
             Accredited Investor
Exhibit E - Certificate re transfer to Non-U.S. Person
Exhibit F - Disbursement Agreement
Exhibit G - Intercreditor Agreement
Exhibit H - Registration Rights Agreement
Exhibit I - Security Agreement
Exhibit J - Notation of Subsidiary Guarantee

     INDENTURE, dated as of May 20, 1997, between XCL Ltd., a
Delaware corporation (the "Company"), and Fleet National Bank, as
Trustee (the "Trustee").

     The Company has duly authorized the creation of an issue of 13.50% Senior Secured Notes due May 1, 2004, Series A (the "Initial Notes") and 13.50% Senior Secured Notes due May 1, 2004, Series B to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as defined herein) (the "Exchange Notes" and, together with the Private Exchange Notes (as defined herein) and the Initial Notes, the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. The Notes will be secured by a first lien and security interest in the Collateral (as defined below) maintained with the Disbursement Agent (as defined below) pursuant to the terms of the Cash Collateral and Disbursement Agreement (as defined below). Upon satisfaction of certain conditions precedent, the Notes will also be secured by a pledge of all of outstanding capital stock of XCL-China Ltd., a British Virgin Islands company wholly owned by the Company ("XCL-China") and all other then existing Restricted Subsidiaries (as defined below) of the Company, subject to release of such collateral as provided herein, and by the unconditional guarantee of payment thereof by XCL-China and such Restricted Subsidiaries as herein provided. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

     Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes, without preference of one series of the Notes over the other.


                       ARTICLE ONE
         DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01     Definitions.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (i) existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (ii) which becomes Indebtedness of the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person, in each case not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with Commission guidelines (before any state or federal income tax), as estimated by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless in the event that there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause (a)(i) shall be confirmed in writing, by a nationally recognized firm of independent petroleum engineers plus (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, plus (iii) the Net Working Capital on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements plus (iv) with respect to each other tangible asset of the Company or its Restricted Subsidiaries, specifically including, but not to the exclusion of any other qualifying tangible assets, the Company's or its Restricted Subsidiaries' oil and gas producing facilities and unproved oil and gas properties (less any remaining deferred income taxes which have been allocated to such oil and gas producing facilities in connection with the acquisition thereof), land, equipment, leasehold improvements, investments carried on the equity method, restricted cash and the carrying value of marketable securities, the greater of (A) the net book value of such other tangible asset on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements or (B) the appraised value, as estimated by an Independent Advisor, of such other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements minus
(b) the sum of (i) minority interests, (ii) any gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements,
(iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and (iv) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto. If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company was still using the full cost method of accounting. In addition to, but without duplication of, the foregoing, for purposes of this definition, "Adjusted Consolidated Net Tangible Assets" shall be calculated after giving effect, on a pro forma basis, to (1) any Investment not prohibited by this Indenture, to and including the date of the transaction giving rise to the need to calculate Adjusted Consolidated Net Tangible Assets (the "Assets Transaction Date"), in any other Person that, as a result of such Investment, becomes a Restricted Subsidiary of the Company, (2) the acquisition, to and including the Assets Transaction Date (by merger, consolidation or purchase of stock or assets), of any business or assets, including, without limitation, Permitted Industry Investments, and (3) any sales or other dispositions of assets permitted by this Indenture (other than sales of Hydrocarbons or other mineral products in the ordinary course of business) occurring on or prior to the Assets Transaction Date.

     "Affiliate" means, with respect to any specified Person, (a) any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person and (b) any Related Person of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Affiliate Transaction" has the meaning provided in Section
4.11.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Agent Members" has the meaning provided in Section 2.16.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the properties and assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the properties and assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, exchange, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets (including any interests therein) of the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction; provided, however, that Asset Sales shall not include (i) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the properties and assets of the Company in a transaction which is made in compliance with the provisions of Section 5.01,
(ii) any Investment in an Unrestricted Subsidiary which is made in compliance with the provisions of Section 4.10, (iii) disposals or replacements of obsolete equipment in the ordinary course of business, (iv) the sale, lease, conveyance, disposition or other transfer (each, a "Transfer") by the Company or any Restricted Subsidiary of assets or property to the Company or one or more Wholly Owned Restricted Subsidiaries, (v) any disposition of Hydrocarbons or other mineral products for value in the ordinary course of business, (vi) the Transfer of the Company's interests in the Lutcher Moore Tract or the Cox Field (both as defined in the Offering Memorandum), and (vii) the Transfer by the Company or any Restricted Subsidiary of other assets or property in the ordinary course of business; provided, however, that the aggregate amount (valued at the Fair Market Value of such assets or property at the time of such Transfer) of all such assets and property Transferred since the Issue Date pursuant to this clause (vii) shall not exceed $1,000,000 in any one year.

     "Authenticating Agent" has the meaning provided in Section
2.02.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the Cities of New York, New York, Hartford, Connecticut, or Boston,
Massachusetts are required or authorized by law or other governmental action to be closed.

     "Capitalized Interest Account" has the meaning given to such term in the Disbursement Agreement.

     "Capitalized Lease Obligation" means, as to any Person, the discounted present value of the rental obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation at such date, determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of capital stock, including each class of Common Stock and Preferred Stock of such Person and including any rights, warrants or options to acquire any of the foregoing and instruments convertible into any of the foregoing and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; (f) money market mutual or similar funds having assets in excess of $100,000,000; and (g) investments in money market funds registered under the Investment Company Act of 1940, as amended, substantially all of whose assets are limited to United States government obligating and United States Agency obligations.

     "Change of Control" means the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture); (b) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);
(c) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or
(d) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period with directors whose replacement shall not have been approved (by recommendation, nomination or election, as the case may be) by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "Change of Control Offer" has the meaning provided in
Section 4.15.

     "Change of Control Payment Date" has the meaning provided in
Section 4.15.

     "Change of Control Purchase Price" has the meaning provided in Section 4.15.

     "Collateral" shall have the meaning set forth in Section
11.02.

     "Collateral Accounts" shall have the meaning set forth in the Disbursement Agreement.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means XCL Ltd., a Delaware corporation, until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Company Properties" means all properties and assets, and equity, partnership or other ownership interests therein, that are related or incidental to, or used or useful in connection with, the conduct or operation of any business activities of the Company or the Subsidiaries, which business activities are not prohibited by the terms of this Indenture.

     "Consolidated EBITDA" means, for any period, the sum (without duplication) of (a) Consolidated Net Income and (b) to the extent Consolidated Net Income has been reduced thereby, (i) all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (ii) Consolidated Interest Expense, (iii) the amount of any Preferred Stock dividends paid by the Company and its Restricted Subsidiaries and (iv) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated EBITDA Coverage Ratio" means, with respect to the Company, the ratio of (a) Consolidated EBITDA of the Company during the four full fiscal quarters for which financial information in respect thereof is available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio (the "Transaction Date") to (b) Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect (without duplication) on a pro forma basis for the period of such calculation to (a) the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof), giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness, and also including, without limitation, any Consolidated EBITDA attributable to the properties or assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or the Restricted Subsidiary, as the case may be, had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated EBITDA Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (iii) notwithstanding clauses (i) and
(ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of (a) Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness), plus (b) the product of (i) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication: (a) the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (i) any amortization of original issue discount, (ii) the net costs under Interest Swap Obligations, (iii) all capitalized interest and (iv) the interest portion of any deferred payment obligation; and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary, (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by charter, contract, operation of law or otherwise, (e) the net income of any Person in which the Company has an interest, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions actually paid to the Company or to a Restricted Subsidiary by such Person, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (g) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's properties and assets, any net income (or loss) of the Surviving Entity prior to such consolidation, merger or transfer of properties and assets.

     "Consolidated Net Worth" of any Person as of any date means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "consolidation" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, however, that "consolidation" will not include consolidation of the account of any Unrestricted Subsidiary of such Person with the accounts of such Person. The term "consolidated" has a correlative meaning to the foregoing.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 777 Main Street, Hartford, Connecticut 06115.

     "Covenant Defeasance" has the meaning set forth in Section
8.01.

     "Crude Oil and Natural Gas Business" means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other Hydrocarbon properties, and
(ii) the gathering, marketing, treating, processing, storage, selling and transporting of all production from such interests or properties of the Company or of others.

     "Crude Oil and Natural Gas Hedge Agreement" means, with respect to any Person, any oil and gas agreement and other agreements or arrangements or any combination thereof entered into by such Person and that is designed to provide protection against oil and natural gas price fluctuations.

     "Crude Oil and Natural Gas Properties" means all properties, including equity or other ownership interests therein, owned by any Person which have been assigned "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act as in effect on the Issue Date.

     "Crude Oil and Natural Gas Related Assets" means any Investment or capital expenditure (but not including additions to working capital or repayments of any revolving credit or working capital borrowings) by the Company or any Restricted Subsidiary of the Company which is related to the business of the Company and its Restricted Subsidiaries as it is conducted on the date of the Asset Sale giving rise to the Net Cash Proceeds to be reinvested.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy
Law.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Default Interest Payment Date" has the meaning provided in
Section 2.12.

     "Depository" means The Depository Trust Company, its nominees and successors.

     "Disbursement Agreement" means the Cash Collateral and Disbursement Agreement of even date herewith by and among the Company, Fleet National Bank, as Disbursement Agent, Fleet National Bank, as Trustee, and Herman J. Schellstede & Associates, Inc., as Representative, as amended and supplemented from time to time in accordance with its terms, substantially in the form attached hereto as Exhibit F, with such changes thereto that do not have a material adverse effect on the Holders.

     "Disbursement Agent" means the party named as such in the Disbursement Agreement until a successor replaces it in accordance with the provisions of the Disbursement Agreement and thereafter means such successor.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily redeemable at the sole option of the holder thereof, in whole or in part, in either case, on or prior to the final maturity of the Notes. The Company's shares of Series A, Series B, Series E, Series F and Amended Series A Preferred Stock shall not be deemed Disqualified Capital Stock.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Equity Offering" means an offering of Qualified Capital
Stock of the Company.

     "Event of Default" has the meaning provided in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Exchange Notes" has the meaning provided in the preamble to this Indenture.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee; provided, however, that (a) if the aggregate non-cash consideration to be received by the Company or any Restricted Subsidiary from any Asset Sale shall reasonably by expected to exceed $5,000,000 or (b) if the net worth of any Restricted Subsidiary to be designated as an Unrestricted Subsidiary shall reasonably be expected to exceed $10,000,000, the Fair Market Value shall be determined by an Independent Advisor.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as of any date of determination.

     "Global Note" has the meaning provided in Section 2.01.

     "Global Note Legend" has the meaning provided in Section
2.15.

     "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generally of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchaser or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statements conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); provided, however, that the term "guarantee" shall not include (a) endorsements for collection or deposit in the ordinary course of business and (b) guarantees (other than guarantees of Indebtedness) by the Company in respect of assisting one or more Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "guarantee" used as a verb has a corresponding meaning.

     "Holder" means any Person holding a Note.

     "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, including, without limitation, coal bed methane, and all constituents, elements or compounds thereof and products processed therefrom.

     "incur" has the meaning set forth in Section 4.12.

     "Indebtedness" means, with respect to any Person, without duplication (a) all Obligations of such Person for borrowed money, (b) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all Capitalized Lease Obligations of such Person, (d) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable), (e) all Obligations of such Person for the reimbursement of any obligor on a letter of credit, banker's acceptance or similar credit transaction, (f) guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (a) through (e) above and clauses (h) and (i) below, (g) all Obligations of any Person of the type referred to in clauses (a) through (f) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured, (h) all Obligations of such Person under either Crude Oil and Natural Gas Hedging Agreements or Currency Agreements and Interest Swap Obligations of such Person, (i) all Obligations of such Person in respect of any Production Payment or production imbalances and (j) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed Redemption Price or repurchase price. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the Company. The "amount" or "principal amount" of Indebtedness at any time of determination represented by (a) any Indebtedness issued at a price that is less than the principal amount at maturity thereof shall be the face amount of the liability in respect thereof, (b) any Capitalized Lease Obligation shall be the amount determined in accordance with the definition thereof, (c) any Interest Swap Obligations or Indebtedness under either Crude Oil and Natural Gas Hedging Agreements or Currency Agreements included in the definition of Permitted Indebtedness shall be zero, (d) all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP and (e) all other contingent obligations shall be the maximum liability at such date of such Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Independent Advisor" means a reputable accounting, appraisal or nationally recognized investment banking, engineering or consulting firm (a) which does not, and whose directors, officers and employees or Affiliates do not have a direct or indirect material financial interest in the Company and
(b) which, in the judgment of the Board of Directors of the Company, is otherwise disinterested, independent and qualified to perform the task for which it is to be engaged.

     "ING" means ING (U.S.) Capital Corporation (formerly known as Internationale Nederlanden (U.S.) Capital Corporation).

     "ING Credit Facility" means that certain Credit Agreement dated January 31, 1994 by and among the Company, XCL-Texas, Inc.
and ING, as amended and supplemented from time to time.

     "Initial Notes" has the meaning provided in the preamble to this Indenture.

     "Initial Purchaser" means Jefferies & Company, Inc.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule
501(a)(1), (2), (3) or (7) under the Securities Act.

     "Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith by and among the Company, the Trustee, ING and the Subordinated Debt Holders substantially in the form attached hereto as Exhibit G, with such changes thereto that do not have a material adverse effect on the Holders.

     "interest" when used with respect to any Note means the amount of all interest accruing on such Note, including applicable defaulted interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights
Agreement.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Internal Revenue Code" means the Internal Revenue Code of
1986, as amended to the date hereof and from time to time hereafter.

     "Investment" means, with respect to any Person, any direct or indirect (i) loan, advance or other extension of credit (including, without limitation, a guarantee) or capital contribution to any Person (by means of any transfer of cash or other property (valued at the Fair Market Value thereof as of the date of transfer) to others or any payment of property or services for the account or use of others), (ii) purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness),
(iii) guarantee or assumption of the Indebtedness of any other Person (other than the guarantee or assumption of Indebtedness of such Person or a Restricted Subsidiary of such Person which guarantee or assumption is made in compliance with the provisions of Section 4.12), and (iv) other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding the foregoing, "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the Initial Notes.

     "Legal Defeasance" has the meaning set forth in Section
8.01.

     "Legal Holiday" has the meaning provided in Section 10.07.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Lube Oil Business" means (i) the acquisition, design, construction, and operation of lubrication oil plants and the distribution and marketing of lubrication oils in China and Southeast Asia and (ii) the joint venture with CNPC United Lube Oil Corporation with respect to the acquisition, design, construction, and operation of other facilities for the down-stream processing and treatment, refining, storage, selling and transporting of refined products.

     "Mandatory Redemption" has the meaning set forth in Section
3.04.

     "Material Change" means an increase or decrease of more than 10% during a fiscal quarter in the discounted future net cash flows (excluding changes that result solely from changes in prices) from proved oil and gas reserves of the Company and its Restricted Subsidiaries (before any state or federal income tax), calculated in accordance with accordance with clause (a)(i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the Material Change calculation: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist, and (ii) any reserves added during the quarter attributable to the drilling or recompletion of wells not included in previous reserves estimates, but which will be included in future quarters.

     "Maturity Date" means May 1, 2004.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) an appropriate amount to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any post-closing adjustments or liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary , as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (but excluding any payments which, by the terms of the indemnities, will not, be made during the term of the Notes).

     "Net Proceeds Offer" has the meaning set forth in Section
4.16.

     "Net Proceeds Offer Amount" has the meaning set forth in
Section 4.16.

     "Net Proceeds Offer Payment Date" has the meaning set forth in Section 4.16.

     "Net Proceeds Offer Trigger Date" has the meaning set forth in Section 4.16.

     "Net Working Capital" means (i) all current assets of the Company and its consolidated Subsidiaries, minus (ii) all current liabilities of the Company and its consolidated Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

     "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness; provided, however, that any such Indebtedness shall not cease to be "Non-Recourse Indebtedness" solely as a result of the instrument governing such Indebtedness containing terms pursuant to which such Indebtedness becomes recourse upon (a) fraud or misrepresentation by the Person in connection with such Indebtedness, (b) such Person failing to pay taxes or other charges that result in the creation of liens on any portion of the specific property securing such Indebtedness or failing to maintain any insurance on such property required under the instruments securing such Indebtedness, (c) the conversion of any of the collateral for such Indebtedness, (d) such Person failing to maintain any of the collateral for such Indebtedness in the condition required under the instruments securing the Indebtedness, (e) any income generated by the specific property securing such Indebtedness being applied in a manner not otherwise allowed in the instruments securing such Indebtedness,
(f) the violation of any applicable law or ordinance governing hazardous materials or substances or otherwise affecting the environmental condition of the specific property securing the Indebtedness or (g) the rights of the holder of such Indebtedness to the specific property becoming impaired, suspended or reduced by any act, omission or misrepresentation of such Person; provided, further, however, that upon the occurrence of any of the foregoing clauses (a) through (g) above, any such Indebtedness which shall have ceased to be "Non-Recourse Indebtedness" shall be deemed to have been Indebtedness incurred by such Person at such time.

     "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

     "Notes" means the Initial Notes, the Exchange Notes and, if required, the Private Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering Memorandum" means the Confidential Offering
Memorandum dated May 13, 1997 of the Company relating to the offering of the Notes.

     "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

     "Officers' Certificate" means a certificate signed by two
Officers of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 10.04 and 10.05, as they relate to the giving of an Opinion of Counsel.

     "Paying Agent" has the meaning provided in Section 2.03.

     "Payment Default" has the meaning set forth in Section 5.01.

     "Payment Restriction" has the meaning set forth in Section
4.13.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (a) Indebtedness under the Notes, this Indenture, the Security Documents and the Subsidiary Guarantees;

          (b) Indebtedness incurred pursuant to one or more credit facilities with banks and other financial institutions to be entered into by the Company in an aggregate principal amount at any time outstanding not to exceed $5,000,000, reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder (the "Maximum Bank Credit Amount"), and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings or replacements (each, for the purpose of this clause (b), a "refinancing") thereof, including any successive refinancing thereof, so long as the aggregate principal amount of any such new Indebtedness outstanding pursuant to this clause (b), shall not at any one time exceed the Maximum Bank Credit Amount;

          (c) Interest Swap Obligations of the Company or a Restricted Subsidiary covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (d) Indebtedness of a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary; provided, however, that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (e) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary, in each case subject to no Lien; provided, however, that (i) any such Indebtedness is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and
(ii) if as of any date any Person other than a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

          (g) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (h)     Refinancing Indebtedness;

          (i)     Capitalized Lease Obligations and Purchase
Money Indebtedness of the Company or any of its Restricted
Subsidiaries not to exceed $5,000,000 at any one time outstanding;

          (j)     Permitted Operating Obligations;

          (k)     Obligations arising in connection with Crude
Oil and Natural Gas Hedge Agreements of the Company or a
Restricted Subsidiary entered into in the ordinary course of its Crude Oil and Natural Gas Business and not for purposes of speculation;

          (l)     Non-Recourse Indebtedness;

          (m) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (n) additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $3.0 million or (ii) 2.5% of Adjusted Consolidated Net Tangible Assets of the Company; and

          (o) Indebtedness outstanding on the Issue Date, including without limitation, Indebtedness outstanding under the ING Credit Facility and the Subordinated Debt.

     "Permitted Industry Investments" means, in relation to the Crude Oil and Natural Gas Business, (i) capital expenditures, including, without limitation, acquisitions of Company Properties; (ii) (a) entry into operating agreements, joint ventures, working interests, royalty interests, mineral leases, unitization agreements, pooling arrangements or other similar customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, and (b) exchanges of Company Properties for other Company Properties of at least equivalent value as determined in good faith by the Board of Directors of the Company; and (iii) Investments of operating funds on behalf of co-owners of Crude Oil and Natural Gas Properties of the Company or a Restricted Subsidiary pursuant to joint operating agreements.

     "Permitted Investments" means (a) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary that is not subject to any Payment Restriction; (b) Investments in the Company by any Restricted Subsidiary; provided, however, that any Indebtedness evidencing any such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (c) investments in cash and Cash Equivalents; (d) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16; and (e) Permitted Industry Investments.

     "Permitted Liens" means each of the following types of
Liens:

          (a) Liens securing (i) the Existing Secured Debt and (ii) other Liens existing as of the Issue Date (to the extent and in the manner such Liens are in effect on the Issue Date);

          (b) Liens securing Indebtedness outstanding under a new credit facility entered into by the Company and Liens arising under this Indenture;

          (c)     Liens securing the Notes and the Subsidiary
Guarantees;

          (d) Liens of the Company or a Restricted Subsidiary on assets of any Restricted Subsidiary;

          (e) Liens securing Refinancing Indebtedness which is incurred to refinance, renew, replace, defease or refund any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens
(x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, renewed, replaced, defeased or refunded and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced, renewed, replaced, defeased or refunded;

          (f) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (g) statutory and contractual Liens of landlords to secure rent arising in the ordinary course of business to the extent such Liens relate only to the tangible property of the lessee which is located on such property and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (h) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or (ii) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (i) judgment and attachment Liens not giving rise to an Event of Default;

          (j) easements, rights-of-way, zoning restrictions, restrictive covenants, minor imperfections in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (k) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (l) Liens securing Purchase Money Indebtedness of the Company or any Restricted Subsidiary; provided, however, that
(i) the Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired or constructed and
(ii) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction;

          (m) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (n) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted
Subsidiaries, including rights of offset and set-off;

          (o)     Liens securing Interest Swap Obligations which
Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture and Liens securing Crude
Oil and Natural Gas Hedge Agreements permitted under this
Indenture;

          (p) Liens securing acquired Indebtedness incurred in accordance with Section 4.12; provided, however, that (i) such Liens secured such acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (ii) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

          (q) Liens on, or related to, properties and assets of the Company and its Subsidiaries to secure all or a part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, transportation, marketing or storage, or operation thereof;

          (r) Liens on pipeline or pipeline facilities, Hydrocarbons or properties and assets of the Company or its Subsidiaries which arise out of operation of law;

          (s) royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, revisionary interests, production payments, production sales contracts, operating agreements and other similar interests, properties, arrangements and agreements, all as ordinarily exist with respect to properties and assets of the Company and its Subsidiaries or otherwise as are customary in the oil and gas business;

          (t) with respect to any properties and assets of the Company and its Subsidiaries, Liens arising under, or in connection with, or related to, farm-out, farm-in, joint operation, area of mutual interest agreements and/or other similar or customary arrangements, agreements or interests that the Company or any Subsidiary determines in good faith to be necessary for the economic development of such property or assets;

          (u) any (a) interest or title of a lessor or sublessor under any lease; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics' liens, tax liens, and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

          (v) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted
Subsidiary on deposit with or in possession of such bank;

          (w)     Liens securing Non-Recourse Indebtedness; and

          (x) Liens with respect to any properties and assets of the Company and any Subsidiary and any production attributable thereto in favor of any governmental agency of the People's
Republic of China;

provided, however, no Lien on any property subject to the Lien of the Security Documents (except a Lien described in clause (c) of this definition or a nonconsensual Lien described in clause (f) of this definition) shall be deemed to be a Permitted Lien.

     "Permitted Operating Obligations" means Indebtedness of the Company or any Restricted Subsidiary in respect of one or more standby letters of credit, bid, performance or surety bonds, or other reimbursement obligations, issued for the account of, or entered into by, the Company or any Restricted Subsidiary in the ordinary course of business (excluding obligations related to the purchase by the Company or any Restricted Subsidiary of Hydrocarbons for which the Company or such Restricted Subsidiary has contracts to sell), or in lieu of any thereof or in addition to any thereto, guarantees and letters of credit supporting any such obligations and Indebtedness (in each case, other than for an obligation for borrowed money, other than borrowed money represented by any such letter of credit, bid, performance or surety bond, or reimbursement obligation itself, or any guarantee and letter of credit related thereto).

     "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust, estate or joint venture, or a governmental agency or political subdivision thereof.

     "Physical Notes" has the meaning provided in Section 2.01.

     "Plan of Liquidation" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously)
(i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

     "Pledge Agreement" means the Pledge Agreement to be entered into by and between the Company and the Trustee in substantially the form of Exhibit C hereto with such changes thereto that do not have a material adverse effect on the Holders, as amended or supplemented from time to time in accordance with its terms.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital
Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

     "Principal Account" has the meaning set forth in the Disbursement Agreement.

     "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

     "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth in Section 2.15.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

     "Production Payments" means Dollar-Denominated Production
Payments and Volumetric Production Payments, collectively.

     "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A under the Securities Act.

     "Record Date" means the Record Dates specified in the Notes.

     "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price" when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

     "Redemption Warrants" have the meaning set forth in Section
3.04(b).

     "Reference Date" has the meaning set forth in Section 4.10.

     "Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries incurred pursuant to clause
(a), (h) or (o) of the definition of "Permitted Indebtedness"; provided that: (i) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so exchanged, refinanced, renewed, replaced, defeased or refunded (plus the amount of related prepayment penalties, fees and reasonable expenses incurred in connection therewith); (ii) such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded;
(iii) if the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded.

     "Registrar" has the meaning provided in Section 2.03.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date between the Company and the Initial Purchaser, substantially in the form attached hereto as Exhibit H, with such changes thereto that do not have a material adverse effect on the Holders or the holders of the Warrants.

     "Regulation S" means Regulation S under the Securities Act.

     "Related Person" of any Person means any other Person directly or indirectly owning 10% or more of the outstanding voting Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person).

     "Replacement Assets" shall have the meaning set forth in
Section 4.16.

     "Restricted Payment" shall have the meaning set forth in
Section 4.10.

     "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "Restricted Subsidiary" means any Subsidiary of the Company (including, without limitation, XCL-China), unless such Subsidiary is an Unrestricted Subsidiary or is designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.14. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Rating Services, a division of
The McGraw-Hill Companies, Inc. and its successors.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Security Agreement" means the Security Agreement, Pledge and Financing Statement of even date herewith by and between the Company and Fleet National Bank, as Trustee, as amended and supplemented from time to time in accordance with its terms, substantially in the form attached hereto as Exhibit I, with such changes thereto that do not have a material adverse effect on the Holders.

     "Security Documents" means, collectively, the Disbursement
Agreement, the Security Agreement and the Pledge Agreement, as the same may be in force from time to time.

     "Security Interest" means the Lien on the Collateral created by the Security Documents in favor of the Trustee for the benefit of the Holders.

     "Subordinated Debt" means those certain Secured Subordinated
Notes due April 5, 2000 issued by the Company in the original aggregate principal amount of $15,000,000.

     "Subordinated Debt Holders" means the registered holders at any time and from time to time of the Subordinated Debt.

     "Subsidiary" with respect to any Person, means (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (b) any other Person of which at least a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary Guarantee" shall have the meaning set forth in
Section 12.01.

     "Subsidiary Guarantor" means XCL-China upon disbursement to the Company of the Collateral subject to the Principal Account and each of the Company's other Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor; provided, however, that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Subsidiary Guarantee is released in accordance with this Indenture.

     "Surviving Entity" shall have the meaning set forth in
Section 5.01.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United
States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the Untied States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Units" means units consisting of Initial Notes and Warrants sold to the Initial Purchaser on the Issue Date pursuant to a private offering conducted by the Company.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with
Section 4.14; provided, however, that Unrestricted Subsidiaries shall initially include all Subsidiaries of the Company as of the Issue Date (other than XCL-China to the extent provided in Section 4.17) and no Subsidiary whose Capital Stock is subject to the Lien of the Pledge Agreement may be an Unrestricted Subsidiary. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such Section 4.14.

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Warrants" means the seven year warrants to purchase Common
Stock of the Company issued together with the Initial Notes to the Initial Purchaser as part of the Units.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" means any Restricted
Subsidiary of which all the outstanding voting securities normally entitled to vote in the election of directors are owned by the Company or another Wholly Owned Restricted Subsidiary.

     "XCL-China" means XCL-China Ltd., a British Virgin Islands company wholly-owned by the Company.

     Section 1.02     Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

     Section 1.03     Rules of Construction.

     Unless the context otherwise requires:

          (1)     a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as of any date of determination;

          (3)     "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

                         ARTICLE TWO

                          THE NOTES

     Section 2.01     Form and Dating.

          The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Private Exchange Notes, if required, and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto but shall bear the Private Placement Legend. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

          The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Initial Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form (each a "Global Note"), substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Section 2.15. Exchange Notes shall be issued initially in the form of one or more permanent Global Notes, substantially in the form set forth in Exhibit B, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the Global Note Legend. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes issued in exchange for an interest in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes"). Initial Notes offered and sold to Institutional Accredited Investors and Private Exchange Notes shall be issued in the form of Physical Notes in substantially the form set forth in Exhibits A and B, respectively, and shall bear the Private Placement Legend.

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     Section 2.02     Execution and Authentication; Aggregate
Principal Amount.

          Two Officers, or an Officer and an Assistant Secretary of the Company, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The corporate seal of the Company shall be affixed to each Note or reproduced thereon.

          If any Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Notes has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $75.0 million and (ii) Exchange Notes or Private Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Private Exchange Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee stating that the issuance of the Exchange Notes or Private Exchange Notes, as the case may be, does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company. The aggregate principal amount of Notes outstanding at any time may not exceed $75.0 million, except as provided in Sections 2.07 and 2.08.

          The Trustee may appoint an authentication agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

          The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

     Section 2.03     Registrar and Paying Agent.

          The Company shall maintain an office or agency where
(a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to Sections 4.15 and 4.16, neither the Company nor any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other Agent may resign upon 30 days' notice to the Company.

     Section 2.04     Paying Agent To Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it pursuant hereto to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it pursuant hereto to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

     Section 2.05     Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

     Section 2.06     Transfer and Exchange.

          When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes or other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require repayment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.04, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such tax or charge).

          The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

     Section 2.07     Replacement Notes.

          If a mutilated Note is surrendered to the Trustee or the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Company.

     Section 2.08     Outstanding Notes.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of
Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or, if the Company has exercised either Legal Defeasance or Covenant Defeasance, U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

     Section 2.09     Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

     Section 2.10     Temporary Notes.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicates in the Officers' Certificate. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

     Section 2.11     Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

     Section 2.12     Defaulted Interest.

          The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months, and, in the case of a partial month, the actual number of days elapsed.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

     Section 2.13     CUSIP Numbers.

          The Company in issuing the Notes of each series may use a "CUSIP" number, and, if so, the Trustee shall use the appropriate CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in a CUSIP number.

     Section 2.14     Deposit of Monies.

          Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make the cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be. At the option of the Company, payment of interest on Physical Notes may be made by check mailed to the Holders on or before the relevant Interest Payment Date.

     Section 2.15     Restrictive Legends.

          Each Global Note and Physical Note that constitutes a Restricted Security, including, without limitation, the Private Exchange Notes, shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE COMPANY AND THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY OR THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          THIS SECURITY IS SUBJECT TO A REGISTRATION RIGHTS
AGREEMENT DATED AS OF MAY 20, 1997 BETWEEN THE COMPANY AND
JEFFERIES & COMPANY, INC., A COPY OF WHICH IS ON FILE WITH THE
SECRETARY OF THE COMPANY.

          Each Global Note shall also bear the following legend
(the "Global Note Legend") on the face thereof:

          THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     Section 2.16     Book-Entry Provisions for Global Security.

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Global Note Legend as set forth in Section 2.15.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by the Company within 90 days of such notice; or (ii) the Company, in its sole discretion, elects to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

          (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     Section 2.17     Special Transfer Provisions.

          (a) Transfer to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

               (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

               (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures, whereupon

               (iii) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and

               (iv)     the Company shall execute, and the
Trustee shall authenticate and deliver, one or more Physical
Notes of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB
(excluding transfers to Non-U.S. Persons):

               (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the transferee is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and represents that it has furnished such information regarding the Company as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that the transferee is aware that the Company is relying upon the transferor's foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

               (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          (e) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Company within two years after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was an owner of such Note, in each case, bear a Private Placement Legend in substantially the form set forth in Section 2.15 hereof, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

          (f) No Separate Transfers Prior to Separability Date. Notwithstanding any other provision of this Article Two, no Note may be transferred separately from the Warrants until the date which is the earlier of (i) 90 days from the Issue Date or
(ii) such date as the Initial Purchaser may, in its discretion, deem appropriate. The Company shall promptly notify the Registrar of the occurrence of the Separability Date.

     Section 2.18     Additional Interest Under Registration
Rights Agreement.

          Under certain circumstances, the Company shall be obligated to pay Additional Interest to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.


                        ARTICLE THREE

                         REDEMPTION

     Section 3.01     Notices to Trustee.

          If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

          The Company shall give each notice provided for in this
Section 3.01 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

     Section 3.02     Selection of Notes To Be Redeemed.

          In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes, or portions thereof, for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part, and provided, further, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited.

     Section 3.03     Optional Redemption.

          At any time, or from time to time, prior to May 1, 2002, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Initial Notes issued on the Issue Date at the following Redemption Prices (expressed as percentages of the aggregate principal amount of the Notes to be redeemed) set forth below with respect to the indicated Redemption Date, plus accrued and unpaid interest, if any, thereon to the Redemption Date; provided, however, that at least $48.75 million aggregate principal amount of Notes remains outstanding immediately after giving effect to any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by the Company or any of its Affiliates shall be deemed not to be outstanding). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

          The Notes will also be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after May 1, 2002, at the following Redemption Prices (expressed as percentages of the principal amount thereof) set forth below with respect to the indicated Redemption Date, plus, in each case, accrued and unpaid interest, if any, thereon to the Redemption Date:

         If redeemed during
        the 12-month period
          beginning May 1             Redemption Price
          -------------------         ----------------
          1997.............................113.500%
          1998.............................113.500%
          1999.............................113.500%
          2000.............................113.500%
          2001.............................113.500%
          2002.............................106.750%
          2003 and thereafter......        100.000%

     Section 3.04     Mandatory Redemption.

          The Company shall redeem (the "Mandatory Redemption") the issued and outstanding Notes, in whole only, at a Redemption Price equal to 100.00% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, in the event that the conditions specified in Section 5.2 of the Disbursement Agreement have not been satisfied on or prior to November 1, 1997, solely from amounts on deposit in the Collateral Accounts. The Redemption Date on such Mandatory Redemption shall be November 30, 1997.

     Section 3.05     Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide such notices of redemption to the Trustee at least five days before the intended mailing date.

          Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

          (1)     the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3)     the name and address of the Paying Agent;

          (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that any Physical Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption
Price plus accrued interest, if any;

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes (or applicable portions thereof) called for redemption ceases to accrue, on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Physical Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Physical Note, a new Physical Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (8) if fewer than all the Notes are to be redeemed, the identification of any particular Physical Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

          The Company will comply with the requirements of Rule
14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

     Section 3.06     Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with
Section 3.05, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price.

     Section 3.07     Deposit of Redemption Price.

          On or before the Redemption Date and in accordance with
Section 2.14, the Company shall deposit, or shall cause the deposit by the Disbursement Agent (in connection with a redemption pursuant to Section 3.04 hereof) with the Paying Agent, U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, on all Notes to be redeemed on that date in accordance with Section 3.03 or 3.04 hereof and
Section 5 of the Notes. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue, as the case may be, on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

     Section 3.08     Notes Redeemed in Part.

          Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                   ARTICLE FOUR

                     COVENANTS

     Section 4.01     Payment of Notes.

          (a)     The Company shall pay the principal of,
premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.

          (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds, prior to 11:00 a.m. Hartford, Connecticut time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

          (c) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

     Section 4.02     Maintenance of Office or Agency.

          The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

     Section 4.03     Corporate Existence.

          Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

     Section 4.04     Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or properties of the Company or any of its Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

     Section 4.05     Maintenance of Properties and Insurance.

          (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain all properties used or useful in the conduct of its business in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is (i) in the ordinary course of business pursuant to customary business terms or (ii) in the good faith judgment of the Boards of Directors or other governing body of the Company or Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

          (b) The Company shall provide or cause to be provided, for itself and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

     Section 4.06     Compliance Certificate; Notice of Default.

          (a) The Company shall deliver to the Trustee, within 105 days after the end of its fiscal quarters and fiscal years, an Officers' Certificate of the Company (provided, however, that one of the signatories to each such Officers' Certificate shall be the Company's principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge without independent investigation, of the Company's compliance with all conditions and covenants under this Indenture (without regard for any period of grace or requirement of notice provided hereunder) and in the event any Default exists, such Officers shall specify the nature of such Default. Each such Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent certified public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the form of the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event or Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

          (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 10.02 hereof, by registered or certified mail, or by facsimile transmission followed by hard copy by registered or certified mail, an Officers' Certificate specifying such event, notice or other action within 10 days of its becoming aware of such occurrence.

     Section 4.07     Compliance with Laws.

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commissions, boards, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition, business, prospects or results of operations of the Company and its Subsidiaries taken as a whole.

     Section 4.08     Reports to Holders.

          The Company will deliver to the Trustee within 15 days after filing the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Section 13 of the Exchange Act. The Company will also comply with the other provisions of Section 314(a) of the TIA.

     Section 4.09     Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit execution of every such power as though no such law had been enacted.

     Section 4.10     Limitation on Restricted Payments.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

               (i) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

               (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

               (iii) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be; or

               (iv)     make any Investment (other than a
Permitted Investment)

(each of the foregoing actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (a) a Default or an Event of Default shall have occurred and be continuing, or (b) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 or (c) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined reasonably and in good faith by the Board of Directors of the Company, but shall not include the value of the Company's interest in the lubrication oil joint venture contemplated to be transferred to an Unrestricted Subsidiary upon receipt of the approval of the Chinese Government) shall exceed the sum of:

          (A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the last date of the Company's fiscal quarter immediately preceding such Restricted Payment (the "Reference Date") (treating such period as a single accounting period); plus

          (B)     100% of the aggregate net cash proceeds
received by the Company from any Person (other than a Restricted
Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus

          (C) without duplication of any amounts included in the immediately preceding subclause (B), 100% of the aggregate net cash proceeds of any equity contribution received by the Company subsequent to the Issue Date from a holder of the Company's Capital Stock (excluding in the case of the immediately preceding clause (B) and this clause (C), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes); plus

          (D) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case to the Company or to any Wholly Owned Restricted Subsidiary of the Company subsequent to the Issue Date from Unrestricted Subsidiaries (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company), or from designations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in Section 4.14), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment hereunder; plus

          (E) without duplication of the immediately preceding subclause (D), an amount equal to the lesser of the cost or net cash proceeds received upon the sale or other disposition of any Investment made after the Issue Date which had been treated as a Restricted Payment (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company); plus

          (F)     $5 million.

          Notwithstanding the foregoing, the provisions set forth above will not prohibit:

          (1) The payment of any dividend or redemption payment within 60 days after the date of declaration of such dividend or applicable redemption if the dividend or redemption payment, as the case may be, would have been permitted on the date of declaration;

          (2) The redemption or other acquisition of any shares of Capital Stock of the Company, either (a) solely in exchange for shares of Qualified Capital Stock of the Company, or
(b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          (3) If no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, either (a) solely in exchange for shares of Qualified Capital Stock of the Company or (b) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (i) shares of Qualified Stock of the Company or (ii) Refinancing Indebtedness; and

          (4) The initial designation of XCL-China, XCL-China LubeOil, Ltd., XCL-China Coal Methane, Ltd., XCL-Texas, Ltd., XCL-Acquisitions, Inc., The Exploration Company of Louisiana, Inc.
and XCL Land Ltd. as Unrestricted Subsidiaries hereunder and the transfer of the Company's interest in the lubrication oil joint venture to XCL-China LubeOil, Ltd.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (C) of this Section 4.10, amounts expended pursuant to clauses (1),
(2)(b) and 3(b)(i) shall be included in such calculation. Furthermore, the Company may pay cash dividends in respect of its Preferred Stock in an amount of up to $9,400,000 in any twelve-month period, commencing with the twelve months beginning on the third anniversary of the Issue Date, if such Restricted Payments comply with the provisions set forth in the initial paragraph of this Section 4.10, but for such purposes losses incurred prior to the third anniversary of the Issue Date shall be disregarded in determining the amount referred to in clause (A) of such paragraph.

     Section 4.11     Limitation on Transactions with Affiliates.

               (i) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or permit or suffer to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "Affiliate Transaction"), other than (a) Affiliate Transactions permitted under paragraph (ii) of this Section 4.11 and (b) Affiliate Transactions that are on terms that are fair and reasonable to the Company or the applicable Restricted Subsidiary and are no less favorable to the Company or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $1,000,000 shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $10,000,000, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from a nationally recognized investment banking firm and file the same with the Trustee.

               (ii) The restrictions set forth in clause (i) shall not apply to (a) reimbursement of expenses incurred in the conduct of the Company's or any Restricted Subsidiary's business by, and reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary, as the case may be; (b) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided, however, that such transactions are not otherwise prohibited hereunder; and (c) Restricted Payments permitted hereunder.

     Section 4.12     Limitation on Incurrence of Additional
Indebtedness.

          Other than Permitted Indebtedness, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and the Restricted Subsidiaries or any of them may incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case, if on the date of the incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the receipt and application of the proceeds therefrom, both (a) the Company's Consolidated EBITDA Coverage Ratio would have been greater than
2.5 to 1.0 and (b) the Company's Adjusted Consolidated Net Tangible Assets are equal to or greater than 150% of the aggregate consolidated Indebtedness of the Company and its Restricted Subsidiaries.

          For purposes of determining any particular amount of Indebtedness under this Section 4.12, guarantees of Indebtedness otherwise included in the determination of such amount shall not also be included.

          Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

          The Company will not, and will not permit any Subsidiary Guarantor to incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of such other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

     Section 4.13     Limitation on Dividend and Other Payment
Restrictions Affecting Restricted Subsidiaries.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrances or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary; (c) guarantee any Indebtedness or any other obligation of the Company or any Restricted Subsidiary; or (d) transfer any of its property or assets to the Company or any other Restricted Subsidiary (each such encumbrance or restriction, a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) a credit facility described in clause (b) of the definition of Permitted Indebtedness; (4) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary; (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to such Restricted Subsidiary, or the properties or assets of such Restricted Subsidiary, other than the Person or the property or assets of the Person so acquired; (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (7) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary to be consummated in accordance with the terms of this Indenture solely in respect of the assets or Capital Stock to be sold or disposed of; (8) any instrument governing a Permitted Lien, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such Permitted Lien; or
(9) an agreement governing Refinancing Indebtedness in relation to the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2) or (6) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not less favorable to the Holders in any material respect (as determined by the Board of Directors of the Company in their reasonable and good faith judgment) than the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause (2) or (6).

     Section 4.14     Limitation on Restricted and Unrestricted
Subsidiaries.

          The Board of Directors may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) any such designation shall be deemed to be an incurrence as of the date of such designation by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such designated Subsidiary for purposes of Section 4.12 and (ii) unless such designated Subsidiary shall not have any Indebtedness outstanding, other than Indebtedness which would be Permitted Indebtedness, no such designation shall be permitted if immediately after giving effect to such designation and the incurrence of any such Indebtedness the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12. Notwithstanding the foregoing, however, the Company shall designate XCL-China a Restricted Subsidiary effective on the date its Subsidiary Guarantee becomes effective.

          The Board of Directors of the Company also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such designation is at that time permitted under Section 4.10 and (ii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12. Any such designation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations. In the event that any Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with this Section 4.14, such Restricted Subsidiary's Subsidiary Guarantee will be released.

          For purposes of Section 4.10, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and (ii) "net worth" to be calculated based upon the Fair Market Value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

          Notwithstanding the foregoing, after the Issue Date the Board of Directors may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary or (b) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

          Notwithstanding any provisions of this Section 4.14, all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

     Section 4.15     Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase.

          (b) Within 30 days following the date upon which the Change of Control occurred, the Company will send, by first class mail, a notice to each Holder at such Holder's last registered address, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

               (i) that the Change of Control Offer is being made pursuant to this Section 4.15, that all Notes tendered and not withdrawn will be accepted for payment and that the Change of Control Offer shall remain open for a period of 20 Business Days or for such longer period as may be required by law;

               (ii) the purchase price (including the amount of any accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

               (iii) that any Note not tendered will continue to accrue interest;

               (iv)     that, unless the Company defaults in
making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, after the Change of Control Payment Date;

               (v) that Holders electing to have a Physical Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

               (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

               (vii) that Holders whose Physical Notes are purchased only in part will be issued new Physical Notes in a principal amount equal to the unpurchased portion of the Physical Notes surrendered; provided, however, that each Physical Note purchased and each new Physical Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

               (viii)     the circumstances and relevant facts
regarding such Change of Control.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee any Physical Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to the Holders of any Physical Notes so accepted new Physical Notes equal in principal amount to any unpurchased portion of the Physical Notes surrendered. Any Physical Notes not so accepted shall be promptly mailed by the Paying Agent to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

          The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same purchase price and time and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.15 relating to the Company's obligation to make a Change of Control Offer.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.15 by virtue thereof.

     Section 4.16     Limitation on Asset Sales.

          (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset
Sale unless:

               (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or, in the case of any Asset Sale involving total cash consideration of less than $2.0 million, senior management of the Company);

               (ii) (a) at least 70% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition and (b) at least 15% of such consideration received if in a form other than cash or Cash Equivalents is converted into or exchanged for cash or Cash Equivalents within 120 days of such disposition; and

               (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (a) to repay or prepay Indebtedness (other than Indebtedness that is subordinate or junior in right of payment to the Notes), provided, in each case, that any related loan commitment is thereby permanently reduced by the amount of the Indebtedness so paid, (b) to repay or prepay any Indebtedness of the Company that is secured by a Lien permitted to be incurred pursuant to Section 4.18, (c) to make an investment in properties or assets that replace the properties or assets that were the subject of such Asset Sale or in properties or assets that will be used in the Crude Oil and Natural Gas Business of the Company and its Restricted Subsidiaries as existing on the Issue Date ("Replacement Assets"), (d) to an investment in Crude Oil and Natural Gas Related Assets or (e) a combination of prepayment and investment permitted by the foregoing clauses (iii)(a) through (iii)(d). On the 366th day after an Asset Sale or such earlier date, if any, following the disbursement of all the Collateral subject to the Principal Account in accordance with the Disbursement Agreement as the Board of Directors of the Company determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(iii)(a) through (iii)(e) of the next preceding sentence (each a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have been received by the Company or such Restricted Subsidiary but which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(a) through (iii)(e) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary, as the case may be, to make an offer to purchase (a "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that principal amount of Notes purchasable with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $7.5 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $7.5 million, shall be applied as required pursuant to this paragraph).

          In the event of the transfer of substantially all (but not all) of the properties and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, such Person shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this
Section 4.16 with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

          Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (a) the consideration for such Asset Sale constitutes Replacement Assets and/or Crude Oil and Natural Gas Related Assets and (b) such Asset Sale is for Fair Market Value; provided, however, that any consideration not constituting Replacement Assets and Crude Oil and Natural Gas Related Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two immediately preceding paragraphs.

          (b) Subject to the deferral of the Net Proceeds Offer contained in clause (a)(iii) above, each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 30 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

               (i) that the Net Proceeds Offer is being made pursuant to Section 4.16, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus any accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis with such adjustments as may be deemed appropriate by the Company (so that only Notes in denominations of $1,000 or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

               (ii) the purchase price (including the amount of any accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five Business Days after the Trustee receives notice thereof from the Company);

               (iii) that any Note not tendered will continue to accrue interest;

               (iv)     that, unless the Company defaults in
making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest, after the Net Proceeds Offer Payment Date;

               (v) that Holders electing to have a Physical Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

               (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

               (vii) that Holders whose Physical Notes are purchased only in part will be issued new Physical Notes in a principal amount equal to the unpurchased portion of the Physical Notes surrendered; provided, however, that each Physical Note purchased and each new Physical Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

          On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(i) above, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee any Physical Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to the Holders of any Physical Notes so accepted new Physical Notes equal in principal amount to any unpurchased portion of the Physical Notes surrendered. Any Physical Notes not so accepted shall be promptly mailed by the Paying Agent to the Holder thereof. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.16 by virtue thereof.

     Section 4.17     Limitation on Capital Stock of Restricted
Subsidiaries.

          The Company will not cause or permit any of its Restricted Subsidiaries to issue or sell Capital Stock (other than to the Company or to another Wholly Owned Restricted Subsidiary) or permit any Person (other than the Company or another Wholly Owned Restricted Subsidiary) to own any Stock of any Restricted Subsidiary. For purposes of this Section 4.17 only, XCL-China will be deemed to be a Restricted Subsidiary at all times prior to the pledge of its capital stock pursuant to the Pledge Agreement.

     Section 4.18     Limitations on Liens.

          Other than Permitted Liens, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries (whether owned on the Issue Date or acquired after the Issue
Date) or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Subsidiary Guarantee, the Notes or such Subsidiary Guarantee, as the case may be, is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens at least to the same extent as the Notes or such Subsidiary Guarantee, as the case may be, is senior in priority to such indebtedness and (b) in all other cases, the Notes and the Subsidiary Guarantees are equally and ratably secured.

     Section 4.19     Limitation on Conduct of Business.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the Crude Oil and Natural Gas Business and the Lube
Oil Business.

     Section 4.20     Additional Subsidiary Guarantees.


          If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in or hold an Investment in another Restricted Subsidiary having total consolidated assets with a book value in excess of $1,000,000 that is not a Subsidiary Guarantor, then such transferee or acquired or other Restricted Subsidiary shall
(a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture and (b) deliver to the Trustee an Opinion of Counsel and an Officers' Certificate, stating that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

     Section 4.21     Payment of Existing Secured Debt.

          Concurrently with the release of the funds in the Principal Account to the Company, the Company shall pay in full the Indebtedness under the ING Credit Facility and the Subordinated Debt (including, for this purpose, any Refinancing
Debt issued in respect of any such Indebtedness).


                        ARTICLE FIVE

                   SUCCESSOR CORPORATION

     Section 5.01     Merger, Consolidation and Sale of Assets.

          The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety to any Person, unless: (a) either (i) the Company shall be the surviving or continuing corporation or (ii) the Person (if other than the Company) including, without limitation, a Restricted Subsidiary, formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture, the Security Documents and the Registration Rights Agreement on the part of the Company to be performed or observed; (b) immediately after giving effect to such transaction and the assumption contemplated by clause
(a)(ii)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (i) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (ii) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12 hereof; (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (d) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions hereof and that all conditions precedent in this Indenture relating to such transaction have been satisfied; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and this Indenture in connection with any transaction complying with the provisions of the Indenture described under Article Five) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to, any Person other than the Company or another Subsidiary Guarantor unless:
(a) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such disposition shall have been made is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia; (b) such entity assumes by execution of a supplemental indenture all of the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(d) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (b) of the first paragraph of this Section 5.01. Any merger or consolidation of a Subsidiary Guarantor with and into, or disposition of all or substantially all of its properties and assets to, the Company (with the Company being the Surviving Entity) or another Subsidiary Guarantor need only comply with clause (d) of the first paragraph of this Section 5.01.


     Section 5.02     Successor Corporation Substituted.

          Upon any consolidation, combination or merger, conveyance, lease or transfer in accordance with Section 5.01, in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as the Company herein and therein, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.


                      ARTICLE SIX

                        REMEDIES

     Section 6.01     Events of Default.

          An "Event of Default" means any of the following events:

          (a) the failure to pay interest (including any Additional Interest) on any Notes when the same becomes due and payable and such default continues for a period of 30 days:

          (b) the failure to pay the principal of any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (c) a default in the performance or breach of the provisions of Section 5.01, failure to make or consummate a Change of Control Offer in accordance with Section 4.15, or failure to make a consummate a Net Proceeds Offer in accordance with Section 4.16;

          (d) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

          (e) a default in the observance or performance of any covenant or agreement contained in the Security Documents which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of least 25% of the outstanding principal amount of the Notes;

          (f) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, excluding, however, the Indebtedness under the ING Credit Facility and the Subordinated Debt, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided in such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates at least $5,000,000;

          (g) one or more judgments in an aggregate amount in excess of $5,000,000 (unless covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unvacated, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (h) the Security Documents shall, at any time, cease to be in full force and effect (unless released by the Trustee) or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Company or any of its Affiliates, or any of the Liens intended to be created by the Security Documents, shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby;

          (i) the Company or any of its Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

               (i)     commences a voluntary case or proceeding;

               (ii)     consents to the entry of an order for
relief against it in an involuntary case or proceeding;

               (iii)     consents to the appointment of a
Custodian of it or for all or substantially all of its property;

               (iv)     makes a general assignment for the
benefit of its creditors; or

               (v)     shall generally not pay its debts when
such debts become due or shall admit in writing its inability to pay its debts generally; or

          (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Subsidiary of the Company in an involuntary case or proceeding;

               (ii)     appoints a Custodian of the Company or
any Subsidiary of the Company for all or substantially all of its Properties; or

               (iii) orders the liquidation of the Company or any Subsidiary of the Company, and in each case the order or decree remains unstayed and in effect for 60 days; or

          (k) any of the Subsidiary Guarantees cease to be in full force and effect or any of the Subsidiary Guarantees are declared to be null and void or invalid and unenforceable or any of the Subsidiary Guarantors denies or disaffirms its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of the Indenture).

     Section 6.02     Acceleration.

          Upon the happening of any Event of Default specified in
Section 6.01 (other than an Event of Default specified in clause
(i) or (j)), the Trustee may, or the holders of at least 25% in aggregate principal amount of outstanding Notes may, declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default of the type described in clause (i) or (j) above occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree,
(b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver of an Event of Default of the type described in clause (i) or (j) of the description of Events of Default above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 6.03     Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     Section 6.04     Waiver of Past Defaults.

          Prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in
Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     Section 6.05     Control by Majority.

          Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust of power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability for which reasonable indemnity provided to the Trustee against such liability shall be inadequate; provided, further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     Section 6.06     Limitation on Suits.

          No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

          The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Notes on or after the respective due dates expressed or provided for in such Note.

          A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

     Section 6.07     Right of Holders to Receive Payment.

          Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     Section 6.08     Collection Suit by Trustee.

          If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Notes, for the whole amount of the principal of, premium, if any, and accrued interest, remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.09     Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Company or Restricted Subsidiaries (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10     Priorities.

          If the Trustee collects any money pursuant to this Article Six it shall pay out such money in the following order:

          First:  to the Trustee for amounts due under Section
7.07;

          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest, if any;

          Third: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal thereof (including any premium); and

          Fourth:  the balance, if any, to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     Section 6.11     Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.06, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

     Section 6.12     Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                        ARTICLE SEVEN

                           TRUSTEE

     Section 7.01     Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b)     Except during the continuance of an Event of
Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
6.02, 6.04 or 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01 and Section 7.02.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     Section 7.02     Rights of Trustee.

          Subject to Section 7.01:

          (a)     The Trustee may rely and shall be fully
protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 10.04 and 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may makes such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (h) Delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 7.03     Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any of its Subsidiaries, or Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     Section 7.04     Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

     Section 7.05     Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment, a Default in payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and a Default in compliance with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     Section 7.06     Reports by Trustee to Holders.

          Within 60 days after May 15 of each year beginning with 1998, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred with the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

     Section 7.07     Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under the Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

          The Company shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance of administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense, provided, however, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claims. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel.

          To secure the Company's payment obligations in this
Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or premium, if any, or interest on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          The provisions of this Section 7.07 shall survive the termination of this Indenture.

     Section 7.08     Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Company's consent, by so notifying the Company and the Trustee. The Company may remove the Trustee if:

          (1)     the Trustee fails to comply with Section 7.10;

          (2)     the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)     the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail notice of such successor Trustee's appointment to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

          Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring
Trustee.

     Section 7.09     Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

     Section 7.10     Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a corporation included in a bank holdings company system, the related bank holding company) shall have a combined capital and surplus of at least $150 million as set forth in its most recent published annual report of condition, and have a Corporate Trust Office in the City of New York. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

     Section 7.11     Preferential Collection of Claims Against
Company.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311(a) shall apply to the Company, as obligor on the Notes.


                     ARTICLE EIGHT

           DISCHARGE OF INDENTURE; DEFEASANCE

     Section 8.01     Termination of Company's Obligations.

          This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (a) either
(i) all Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not therefore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

          The Company may, at its option and at any time, elect to have its obligations and the corresponding obligations of each Subsidiary Guarantor discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, and satisfied all of its obligations with respect to the Notes, except for (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest in the Notes when such payments are due, (b) the Company's Obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of this Section 8.01. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to covenants contained in Sections 4.04, 4.05, 4.07, 4.08 and 4.10 through
4.21 and Article Five ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event of Covenant Defeasance, those events described under
Section 6.01 (except those events described in Section 6.01(a),
(b), (i) and (j)) will no longer constitute an Event of Default with respect to the Notes.

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

          (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default under Section 6.01(i) or (j) from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any its Restricted Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company; and

          (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

     Section 8.02     Application of Trust Money.

          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Company.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to
Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

     Section 8.03     Repayment to the Company.

          Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

     Section 8.04     Reinstatement.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

     Section 8.05     Acknowledgment of Discharge by Trustee.

          After (i) the conditions of Section 8.01 have been satisfied, (ii) the Company has paid or cause to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.01; provided that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.


                       ARTICLE NINE

               MODIFICATION OF THE INDENTURE

     Section 9.01     Without Consent of Holders.

          Subject to the provisions of Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may modify or amend, waive or supplement this Indenture without notice to or consent of any Holder: (a) to cure any ambiguity, defect or inconsistency; (b) to comply with Section 5.01 of this Indenture;
(c) to provide for uncertificated Notes in addition to certificated Notes; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or (e) to make any change that would provide any additional benefit or rights of any Holder. Notwithstanding the foregoing, the Trustee, the Subsidiary Guarantors and the Company may not make any change that adversely affects the rights of any Holder under this Indenture without the consent of such Holder. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel; provided, however, that in delivering such Opinion of Counsel, such counsel may rely as to matters of fact, on a certificate or certificates of officers of the Company.

     Section 9.02     With Consent of Holders.

          The provisions of this Indenture respecting a Mandatory Redemption may be modified or amended with the consent of the Holders of a majority in principal amount of the then outstanding Notes. All other modifications and amendments of this Indenture may be made with the consent of the Holders of two-thirds in principal amount of the then outstanding Notes, except that, without the consent of each Holder of the Notes affected thereby, no amendment may, directly or indirectly, (i) reduce the amount of Notes whose Holders must consent to any amendment; (ii) reduce the rate of or change the time for payment of interest, including Defaulted Interest, on any Notes; (iii) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of this Indenture protecting the right of each Holder of a Note to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting Holders or a majority in aggregate principal amount of the then outstanding Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;
(vii) modify or change any provisions of this Indenture or any Security Document or the related definitions affecting the ranking of the Notes or any Subsidiary Guarantee or the security for the Notes in a manner which adversely affects the Holders; or
(viii) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

     Section 9.03     Compliance with TIA.

          Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; provided, however, that this Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

     Section 9.04     Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

          The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be at least 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

     Section 9.05          Notation on or Exchange of Notes.

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

     Section 9.06          Trustee.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. In executing such supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate of the Company, each stating that no Event of Default shall occur as a result of such amendment, supplement or waiver and that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company. Such Opinion of Counsel shall not be an expense of the Trustee.


                      ARTICLE TEN

                     MISCELLANEOUS

     Section 10.01          TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 10.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

     Section 10.02          Notices.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company:

               XCL Ltd.
               110 Rue Jean Lafitte
               Lafayette, LA  70508

               Telecopier Number:  (318) 237-3316

               Attn:  Chief Executive Officer

          with a copy to:

               Peter A. Basilevsky, Esq.
               Satterlee Stephens Burke & Burke LLP
               230 Park Avenue
               New York, NY  10169

               Telecopier Number: (212) 818-9606

          if to the Trustee:

               Fleet National Bank
               777 Main Street
               Hartford, CT  06115

               Attn:  Corporate Trust Administration
               Ref:     XCL Ltd. Indenture 1997

               Telecopier Number:  (860) 986-7920

          Each of the Company and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing, if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar ten (10) days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 10.03          Communications by Holders with Other
Holders.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

     Section 10.04          Certificate and Opinion as to
Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

     Section 10.05          Statements Required in Certificate or
Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1)          a statement that the Person making such
certificate or opinion has read such covenant or condition;

          (2)          a brief statement as to the nature and
scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

     Section 10.06          Rules by Trustee, Paying Agent,
Registrar.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     Section 10.07          Legal Holidays.

          A "Legal Holiday" used with resect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     Section 10.08          Governing Law.

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the competent courts of the State of New York sitting in the City of New York or the Untied States District Court for the Southern District of New York, in any action or proceeding arising out of or relating to this Indenture or the Notes.

     Section 10.09          No Adverse Interpretation of Other
Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 10.10          No Personal Liability.

          No director, officer, employee or stockholder, as such, of the Company or any Subsidiary, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee, this Indenture, the Security Documents, or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     Section 10.11          Successors.

          All agreements of the Company and any Subsidiary Guarantor in this Indenture and in the Notes and under any Subsidiary Guarantee, as the case may be, shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 10.12          Duplicate Originals.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     Section 10.13          Severability.

          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     Section 10.14          Independence of Covenants.

          All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.


                      ARTICLE ELEVEN

                         SECURITY

     Section 11.01          Grant of Security Interest.

          In order to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, the Company hereby covenants to execute and deliver the Security Documents concurrently with this Indenture (or, in the case of the Pledge Agreement, concurrently with the release of funds in the Principal Account). The Security Documents shall grant to the Trustee a security interest in the collateral therein described (collectively referred to herein as the "Collateral") and when filed shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to each Security Document for a more complete description of the terms and provisions thereof. Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents and the Trustee agrees to all of the terms and provisions of the Security Documents signed by it.

     Section 11.02          Execution of Intercreditor Agreement.

          Concurrently with the execution and delivery of this Indenture, the Trustee and the Company, ING and the Subordinated
Debt Holders will execute and deliver the Intercreditor
Agreement.

     Section 11.03          Recording and Opinions.

          (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien and Security Interest in the Collateral granted by the Security Documents, including, without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents.

          (b) The Company shall furnish to the Trustee, at such time as required by Section 314(b) of the TIA, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of a Security Interest in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the Security Interest in the Collateral created by the Security Documents and reciting the details of such action, and stating that as to the Security Interests created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Security Interest.

          (c) To the extent required by the TIA, the Company shall furnish to the Trustee on May 1 in each year, beginning with 1998, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Security Documents and reciting with respect to the Security Interest in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the Security Interests of the Holders and the Trustee hereunder and under the Security Documents with respect to the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

     Section 11.04          Release of Collateral.

          (a) The Trustee, in its capacity as Trustee under the Security Documents, shall not at any time release Collateral from the Security Interest created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

          (b) At any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Security
Documents shall be effective as against the Holders of the Notes.

          (c) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

     Section 11.05          Specified Releases of Collateral.

          (a) The Company shall be entitled to obtain a full release of all of the Collateral from the Lien of this Indenture and of the Security Documents upon compliance with the conditions precedent set forth in Section 8.01 for satisfaction and discharge of this Indenture or for Legal Defeasance pursuant to Section 8.01. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article Eight), the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company all of the Collateral, and shall deliver such Collateral in its possession to the Company and its applicable Subsidiary Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

          (b) Upon the sale of all of the capital stock or other equity securities of a Restricted Subsidiary that are Collateral under the Pledge Agreement ("Transferred Collateral"), which sale is in accordance with all applicable provisions of the Indenture, the Company shall be entitled to obtain a full release of all of the Transferred Collateral from the Lien of this Indenture and of the Security Documents. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such provisions of the Indenture have been complied with, the Trustee shall forthwith take all necessary action (at the request and expense of the Company) to release and reconvey to the Company all of the Transferred Collateral, and shall deliver such Transferred Collateral in its possession to the Company and its applicable Subsidiary Guarantors, including, without limitation, the execution and delivery of releases and satisfactions wherever required.

          (c) The Company shall be entitled to obtain a release of, and the Trustee shall release, all other items of Collateral (the "Released Interests") upon compliance with the condition precedent that the Company and shall have satisfied all applicable conditions precedent to any such release set forth in the applicable Security Documents and shall have delivered to the Trustee the following:

          (i) An Officers' Certificate certifying that such release complies with the terms and conditions of the applicable Security Documents; and

          (ii)          All certificates, opinions and other
documentation required by the TIA or this Indenture, if any.

          Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company, the Released Interests.

     Section 11.06          Form and Sufficiency of Release.

          In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company, and the Company requests the Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, the Trustee, in its capacity as Trustee under the Security Documents, shall execute, acknowledge and deliver to the Company (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

     Section 11.07          Purchaser Protected.

          No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee or any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

     Section 11.08          Authorization of Actions To Be Taken
                    by the Trustee Under the Security Documents.

          Subject to the provisions of the applicable Security Document, (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder and (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).

     Section 11.09          Authorization of Receipt of Funds by
the
                    Trustee Under the Security Documents.

          The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

     Section 11.10          Collateral Accounts.

          (a) The Trustee shall maintain and establish two Collateral Accounts, which, subject to the terms of the Disbursement Agreement and the Intercreditor Agreement, shall hold Collateral for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Company's Obligations under the Indenture and the Notes. The Trustee (or the Disbursement Agent under the Disbursement Agreement) shall have sole dominion and control over the Collateral Accounts and the funds from time to time on deposit therein, and such funds may be withdrawn or transferred from the Collateral Accounts only in accordance with the provisions of the Disbursement Agreement and the Intercreditor Agreement.

          (b) All proceeds from the issuance of the Units shall be deposited in the Collateral Accounts on the Issue Date as contemplated by Section 4.2 of the Disbursement Agreement.



                       ARTICLE TWELVE

                         GUARANTEE

     Section 12.01     Unconditional Guarantee

          Subject to the provisions of this Article Twelve, on or prior to the date on which the Disbursement Agent disburses to the Company the amounts on deposit in the Principal Account pursuant to Section 5.4(b) of the Disbursement Agreement, the Company, XCL-China and the Trustee shall execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which XCL-China (herein a "Subsidiary Guarantor") and each future Subsidiary Guarantor, if any, shall, jointly and severally, unconditionally and irrevocably guarantee, on a senior basis (such guarantee to be referred to herein as a "Subsidiary Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other Obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section
7.07 hereof) and all other Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other Obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under each such Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the Obligations of the Subsidiary Guarantors in the same manner and to the same extent as the Obligations of the Company.

          Each of the Subsidiary Guarantors shall agree that its Obligations under its Subsidiary Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors shall waive the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes, this Indenture and its Subsidiary Guarantee. Each Subsidiary Guarantee shall be a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor shall further agree that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Twelve, the maturity of the Obligations guaranteed may be accelerated as provided in Article Six hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any acceleration of such Obligations as provided in Article Six hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

          No stockholder, officer, director, employee or incorporator, past, present or future, of any Subsidiary
Guarantor, as such, shall have any personal liability under any Subsidiary Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

          Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor, determined in accordance with GAAP.

     Section 12.02     Limitations on Subsidiary Guarantees

          The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     Section 12.03     Execution and Delivery of Subsidiary
Guarantee

          To further evidence each Subsidiary Guarantee referred to in Section 12.01, each Subsidiary Guarantor shall agree that a notation of such Subsidiary Guarantee, substantially in the form of Exhibit J herein, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Subsidiary Guarantee shall be executed on behalf of each Subsidiary Guarantor by either manual or facsimile signature of two Officers of each Subsidiary Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Each of the Subsidiary Guarantors shall agree that its Subsidiary Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          If an Officer of a Subsidiary Guarantor whose signature is on a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guarantee of such Note shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

     Section 12.04     Release of a Subsidiary Guarantor.

          (a) If no Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of a Subsidiary Guarantor by the Company or a Restricted Subsidiary of the Company in a transaction constituting an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 4.16, or upon the consolidation or merger of a Subsidiary Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or an Affiliate of the Company or a Restricted Subsidiary), such Subsidiary Guarantor and each Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor shall be deemed released from all Obligations under this Article Twelve and its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder; provided, however, that each such Subsidiary Guarantor is sold or disposed of in accordance with this Indenture. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Subsidiary Guarantee as provided in this Article Twelve.

          (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request by the Company or such Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 12.04, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

          The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee, whether or not endorsed on the Notes, and under this Article Twelve.

          Except as set forth in Articles Four and Five and this
Section 12.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

     Section 12.05     Waiver of Subrogation

          Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Subsidiary Guarantor shall irrevocably waive and agree not to exercise any claim or other rights which it may hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's Obligations under the Notes or this Indenture and such Subsidiary Guarantor's Obligations under its Subsidiary Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor shall acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
12.05 is knowingly made in contemplation of such benefits.

     Section 12.06     Immediate Payment

          Each Subsidiary Guarantor shall agree to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Subsidiary Guarantor in writing.

     Section 12.07     No Set-Off

          Each payment to be made by a Subsidiary Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.


     Section 12.08     Obligations Absolute.

          The Obligations of each Subsidiary Guarantor shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Subsidiary Guarantor which may not be recoverable from such Subsidiary Guarantor on the basis of a Subsidiary Guarantee shall be recoverable from such Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.

     Section 12.09     Obligations Continuing.

          The Obligations of each Subsidiary Guarantor shall be continuing and shall remain in full force and effect until all the Obligations have been paid and satisfied in full. Each Subsidiary Guarantor shall agree with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by an statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it shall irrevocably appoint the Trustee the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor under its Subsidiary Guarantee.

     Section 12.10     Obligations Not Reduced.

          The Obligations of each Subsidiary Guarantor shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

     Section 12.11     Obligations Reinstated.

          The Obligations of each Subsidiary Guarantor shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Obligations of any Subsidiary Guarantor (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless by payable by each Subsidiary Guarantor as provided herein.

     Section 12.12     Obligations Not Affected.

          The Obligations of each Subsidiary Guarantor shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment (and whether or not known or consented to by any Subsidiary Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Subsidiary Guarantor under its Subsidiary Guarantee or might operate to release or otherwise exonerate any Subsidiary Guarantor from any of its Obligations or otherwise affect such Obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting either Issuer or any other person;

          (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other Obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

          (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Subsidiary Guarantor;

          (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

          (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Subsidiary Guarantor;

          (h) any merger or amalgamation of the Company or a Subsidiary Guarantor with any Person or Persons;

          (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by an present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations of the Company under this Indenture or the Notes or the Obligations of a Subsidiary Guarantor under its Subsidiary Guarantee, and

          (j) any other circumstance, including release of the Subsidiary Guarantor pursuant to Section 12.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Subsidiary Guarantor in respect of its Subsidiary Guarantee.

     Section 12.13     Waiver.

          Without in any way limiting the provisions of Section
12.01 hereof, each Subsidiary Guarantor shall waive notice of acceptance hereof, notice of any liability of any Subsidiary Guarantor under its Subsidiary Guarantee, notice or proof of reliance by the Holders upon the Obligations of any Subsidiary Guarantor, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Company's Obligations under this Indenture or the Notes, or other notice or formalities to the Company or any Subsidiary Guarantor of any kind whatsoever.

     Section 12.14     No Obligation To Take Action Against the
Company.

          Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Company's Obligations under this Indenture or the Notes, or against the Company or any other Person or any Property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their liabilities and obligations under their Subsidiary Guarantees or under this Indenture.

     Section 12.15     Dealing with the Company and Others.

          The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor hereunder and without the consent of or notice to any Subsidiary Guarantor, may

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (b)     take or abstain from taking security or
collateral from the Company or from perfecting security or collateral of the Company;

          (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the Company's Obligations under, or matters contemplated by, this Indenture or the Notes;

          (d) accept compromises or arrangements from the Company;

          (e) apply all monies at any time received from the Company or from any security upon such part of the Company's Obligations under this Indenture or the Notes as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

     Section 12.16     Default and Enforcement.

          If any Subsidiary Guarantor fails to pay in accordance with Section 12.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Subsidiary Guarantee of any such Subsidiary Guarantor and such Subsidiary Guarantor's Obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the Company's Obligations under this Indenture and the Notes.

     Section 12.17     Amendment, Etc.

          No amendment, modification or waiver of any provision of this Indenture relating to any Subsidiary Guarantor or consent to any departure by any Subsidiary Guarantor or any other Persons from any such provision will in any event be effective unless it is signed by such Subsidiary Guarantor and the Trustee.

     Section 12.18     Acknowledgment.

          Each Subsidiary Guarantor shall acknowledge communication of the terms of this Indenture and the Notes and consents to and approves of the same.

     Section 12.19     Costs and Expenses.

          Each Subsidiary Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Subsidiary Guarantee.

     Section 12.20     No Merger or Waiver; Cumulative Remedies.

          No Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under the Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in each Subsidiary Guarantee and under this Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

     Section 12.21     Survival of Obligations.

          Without prejudice to the survival of any of the other obligations of each Subsidiary Guarantor, the obligations of each Subsidiary Guarantor under Section 12.01 shall survive the payment in full of the Company's Obligations under this Indenture and the Notes and shall be enforceable against such Subsidiary Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Subsidiary Guarantor.

     Section 12.22     Subsidiary Guarantee in Addition to Other
Obligations.

          The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

     Section 12.23     Severability.

          Any provision of this Article Twelve which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Twelve.

     Section 12.24     Successors and Assigns.

          Each Subsidiary Guarantee shall be binding upon and inure to the benefit of each Subsidiary Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Subsidiary Guarantor may assign any of its obligations hereunder or thereunder.

                         SIGNATURES


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              XCL LTD.


                              By:___________________________
                                   David A. Melman
                                   Executive Vice President,
                                   General Counsel and Secretary



                              FLEET NATIONAL BANK


                              By:____________________________
                                   Susan C. Merker
                                   Assistant Vice President